                                                                    EXHIBIT 23.5






                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

Pursuant to Rule 438 under the Securities Act of 1933 the undersigned hereby consents to his being named in the information statement/prospectus forming a part of this Registration Statement as a person about to become a director of Gabriel Communications, Inc.

                                                /s/ Jack Tyrrell
                                                -------------------------
                                                Jack Tyrrell